Exhibit 23(a)



                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) to be filed with the Securities and Exchange Commission on or about June 11, 1999, and to the incorporation by reference therein of our report dated March 26, 1999, with respect to the consolidated financial statements of Lone Star Steakhouse & Saloon, Inc. included in its Annual Report on Form 10-K for the year ended December 29, 1998, filed with the Securities and Exchange Commission.




                                                               ERNST & YOUNG LLP


Wichita, Kansas
June 10, 1999